UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.02. Results of Operations and Financial Condition

On June 9, 2026, the Company issued a press release announcing its financial results for the fourth quarter and year ended April 30, 2026 (the "Press Release"). A copy of the Press Release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2026 Fiscal Year Annual Incentive Payouts

On June 3, 2026, the Compensation and Human Capital Committee (the “Committee”) of the Company’s Board of Directors (the “Board”) authorized payment to the Company’s NEOs under the 2026 fiscal year Annual Incentive Plan. Based on the Company's performance in its 2026 fiscal year, the payouts equal 161% of “target” for each NEO (which “target” is represented by a percentage of their 2026 fiscal year base salary), resulting in the following payments: (i) Darren M. Rebelez, President/CEO, $3,260,250; (ii) Stephen P. Bramlage, Jr., CFO, $1,304,100; (iii) Ena Williams, COO, $1,304,100; (iv) Thomas P. Brennan, CMO, $748,650; and (v) Chad M. Frazell, CHRO, $700,350.

2027 Fiscal Year Long-Term Equity Incentive Awards

On June 3, 2026, the Committee (and June 4, 2026, the Board, for Mr. Rebelez) approved annual long-term equity incentive awards to the NEOs. The awards, made under the terms of the Company’s 2025 Stock Incentive Plan (the "2025 Plan"), are based on a percentage of 2027 fiscal year base salary (or for Mr. Rebelez, a target amount) (Mr. Rebelez, $10,150,000; Mr. Bramlage, 325%; Ms. Williams, 350%; Mr. Brennan, 325%; and Mr. Frazell, 275%) and consist of (i) time-based restricted stock units (“RSUs”), comprising 25% of the award amount, (ii) performance-based restricted stock units (“PSUs”) subject to return on invested capital (“ROIC”) performance goals, comprising 37.5% of the award amount, and (iii) PSUs subject to EBITDA performance goals, comprising 37.5% of the award amount. The PSUs granted represent a “target” amount, with the number of shares awarded based on the Company’s achievement of threshold (50% awarded), target (100% awarded) and maximum (200% awarded) performance goals over a three-year performance period (fiscal years 2027, 2028 and 2029) (the “Performance Period”).

Additionally, following the determination of the Company’s achievement of the ROIC and EBITDA goals for the Performance Period, the PSUs actually awarded will be subject to a positive or negative adjustment based upon a comparison of the Company's total shareholder return (“TSR”) relative to a comparator group for the Performance Period (the “TSR Modifier”). If the Company ranks in the bottom quartile of the group, the number of PSUs actually awarded will be reduced by 25%; if the Company ranks in the top quartile of the group, the number of PSUs actually awarded will be increased by 25% (which, based on maximum performance goals achieved, could result in a payment of up to 250% of “target” for the PSUs).

The RSUs will vest in equal installments on June 15, 2027, June 15, 2028, and June 15, 2029, and the PSUs will vest in full on June 15, 2029, subject to satisfaction of the applicable performance goals and application of the TSR Modifier, with each generally subject to continued employment through the vesting date, except as otherwise set forth in the applicable award agreement.

On June 3, 2026, the Committee also adopted new form of award agreements for long-term equity incentive awards under the 2025 Plan (the "Updated Award Agreements"), which will be used for all such awards to the NEOs, and all other officers of the Company, made on or after June 3, 2026. The terms of the Updated Award Agreements are substantially similar to the existing form of award agreements, except for the addition of non-competition, non-solicitation and confidentiality provisions to align with substantially similar provisions already contained in the existing employment agreements of Mr. Rebelez, Mr. Bramlage and Ms. Williams, as well as other ministerial and conforming changes. The foregoing description of the Updated Award Agreements is qualified in all respects by reference to the text of the Updated Award Agreements, copies of which are attached as Exhibits 10.1, 10.2 and 10.3 and are incorporated herein by reference.

2027 Fiscal Year Annual Incentive Plan Awards

On June 3, 2026, the Committee (and June 4, 2026, the Board, for Mr. Rebelez), approved the Annual Incentive Plan for the 2027 fiscal year (the “2027 Annual Plan”) for the NEOs. The 2027 Annual Plan will be based on EBITDA (60%) and same-store sales growth in the inside sales category (40%). The payout at “target” is based on a percentage of 2027 fiscal year base salary (Mr. Rebelez, 175%; Mr. Bramlage, 100%; Ms. Williams, 100%; Mr. Brennan, 100%; and Mr. Frazell, 75%), with an overall payout range from 0% to 200% of “target” depending on performance. All bonuses earned under the 2027 Annual Plan will be paid in cash.

2027 Fiscal Year NEO Base Salaries

On June 3, 2026, the Committee (and June 4, 2026, the Board, for Mr. Rebelez) approved the following base salaries for the NEOs for the 2027 fiscal year: (i) Mr. Rebelez, $1,400,000; (ii) Mr. Bramlage, $850,000; (iii) Ms. Williams, $850,000; (iv) Mr. Brennan, $750,000; and (v) Mr. Frazell, $610,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 4, 2026, the Board approved and adopted, effective as of June 4, 2026, the Company's Eighth Amended and Restated Bylaws (as amended and restated, the "Bylaws"). The amendments provide that a special meeting of shareholders may be called upon the written request of shareholders as of the applicable record date who hold, in the aggregate, at least 25% of the voting power of the outstanding shares of the Company and who comply with the procedures set forth in the Bylaws. The foregoing description of the amendments to the Bylaws is qualified in all respects by reference to the text of the Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 8.01. Other Events

In the Press Release, the Company also announced that, on and as effective as of June 4, 2026, the Board approved an expansion of the Company's existing $400 million share repurchase authorization to a total aggregate amount of up to $1 billion. Under the authorization, the Company may repurchase shares in the open market, through private transactions or otherwise, and the number and timing of shares that may be repurchased will depend on a variety of factors including, but not limited to, market conditions, corporate considerations, business opportunities, debt agreements, and regulatory requirements. The updated repurchase authorization has no expiration date and may be suspended, amended or discontinued at any time.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Eighth Amended and Restated Bylaws of Casey's General Stores, Inc.
10.1	Form of Restricted Stock Units Agreement (LTI Awards to Officers - Time-Based RSUs)
10.2	Form of Restricted Stock Units Agreement (LTI Awards to Officers - Performance-Based RSUs [ROIC])
10.3	Form of Restricted Stock Units Agreement (LTI Awards to Officers - Performance-Based RSUs [EBITDA])
99.1	Press Release issued by Casey's General Stores, Inc., dated June 9, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: June 9, 2026	By:	/s/ Stephen P. Bramlage Jr.
Stephen P. Bramlage Jr.
Chief Financial Officer